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                                                                    Exhibit 23.2

                              CONSENT OF COUNSEL

Wilson Sonsini Goodrich & Rosati, Professional Corporation consents to (a) the reproduction of its legal opinion as Exhibit 5.1 to the Registration Statement and (b) being named in the Prospectus.